UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT
Pursuant to
SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported): April 24, 2013

PACIFIC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone Street
Aberdeen, Washington 98520
(360) 533-8870
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2013 Annual Meeting of Shareholders of Pacific Financial Corporation (the "Company") was held on April 24, 2013 (the "Annual Meeting").

(b) (1) Four directors were elected at the Annual Meeting, three for a three-year term and one for a one-year term, by the votes indicated below.

Nominees	Shares Voted For	Shares Withheld	Broker Non-votes

Term Ending 2016 Gary C. Forcum Susan C. Freese Douglas M. Schermer	5,446,322 5,377,384 5,437,683	152,544 221,482 161,183	1,632,931 1,632,931 1,632,931

Term Ending 2014 John Van Dijk	5,447,531	151,335	1,632,931

In addition, the following proposals were presented and voted upon at the Annual Meeting, with the results indicated:

(2)	To approve an amendment to the Company's 2011 Equity Incentive Plan to authorize restricted stock units.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
5,309,470	171,904	117,492	1,632,931

(3)	To approve, on an advisory basis, the Company's executive compensation.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes
5,266,110	198,424	134,332	1,632,931

(4)	Vote on the frequency of holding future advisory votes on the Company's executive compensation.

1 Year	2 Years	3 Years	Abstentions
1,457,213	376,786	2,833,847	923,814

(5)	To ratify the appointment of Deloitte & Touche, LLP as the Company's independent registered accountants for the year ended December 31, 2012.

Shares Voted For	Shares Voted Against	Abstentions
6,957,791	145,661	128,345

(c) On April 24, 2013, the Company determined that, consistent with the results of the advisory vote of shareholders taken at the Annual Meeting, the Company will hold an advisory vote to approve the compensation of the Company's named executive officers once every three years until the next required vote on the frequency of votes on executive compensation is held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: April 30, 2013	By:	/s/ Denise Portmann
Denise Portmann Chief Financial Officer

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